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EXHIBIT 10.19

    EMPLOYMENT AGREEMENT

    THIS EMPLOYMENT AGREEMENT (the "AGREEMENT") is made and entered into as of the 17th day of October, 2000, by and between T. J. Matthews (the "EXECUTIVE") and Anchor Gaming ("ANCHOR" or "EMPLOYER"), a Nevada corporation.

BACKGROUND

    Employer is presently completing a restructuring of its ownership (the "TRANSACTION"), which will include changes in its executive management. Employer acknowledges that, following the Transaction, continued access to the experience, knowledge and expertise possessed by Executive will be critical to Employer's success. Employer wishes to ensure that it will retain the services of Executive for a period following the Transaction, and to memorialize the terms of said employment relationship in writing.

    This Agreement supercedes all previous employment agreements by and between the Company and the Executive.

    NOW THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, the parties agree as follows:

    1.  EMPLOYMENT. Subject to the terms and conditions set forth in this Agreement, Employer will employ Executive, and Executive hereby accepts such employment with Employer. In the event of termination, Executive must resign from the Board of Directors.

    2.  DUTIES OF EXECUTIVE.

      (a) Executive will serve in the capacity of President and Chief Executive Officer for Anchor, and Chairman of the Board of Directors of Anchor (the "BOARD"). Executive will be subject to supervision by the Board. In such capacity, Executive will have all necessary powers to discharge his duties and responsibilities, which will include general oversight of the affairs of Anchor and/or its subsidiaries and affiliates; consultation as needed with officers, managers, employees and other personnel of Anchor; and such other duties as the Board may reasonably assign, consistent with duties typically assigned to employees who hold positions similar to that of Executive.

      (b) During the term of this Agreement and except as provided below, Executive will perform to the best of his abilities all duties assigned to him hereunder, will devote substantially all of his primary business time, attention and effort to the affairs of Anchor and will use his reasonable best efforts to promote the interests of Anchor. Notwithstanding the foregoing or anything else in this Agreement, Executive may engage in reasonable charitable, civic or community activities.

      (c) Executive has obtained and possesses, or will obtain and possess, and will maintain throughout the Term of this Agreement, all licenses, approvals, permits, and authorization (the "LICENSES") necessary to perform Executive's duties hereunder, including without limitation, any licenses required by any agency of any state or county having jurisdiction to regulate gaming, liquor or the activities undertaken by Employer. Any costs, attorneys' fees, investigations fees or other expenses incurred in connection with obtaining such Licenses will be borne by Employer. Executive warrants that he is fully eligible, under all standards and requirements, to obtain or possess such licenses and that Executive will commit no acts during the term hereof that would jeopardize or eliminate his ability to possess or maintain such Licenses.

      (d) Executive agrees to submit to drug testing in accordance with the Company policy, and to execute a consent form attached hereto as EXHIBIT A.

    3.  TERM. The term of this Agreement (the "TERM") will commence as of October 17, 2000 (the "EFFECTIVE DATE"), and will continue for a period of 4 years from the Effective Date, at which time this Agreement expires, unless earlier terminated by either party in accordance with the terms and conditions in this Agreement (the date on which Employee's employment with Employer terminates is referred to as (the "SEPARATION DATE").

    4.  COMPENSATION.

      (a) SALARY. Commencing on the Effective Date and during the Term of this Agreement, Employer will pay Executive a minimum base salary of four-hundred-and-fifty-thousand dollars ($450,000.00, or $37,500.00 per month), which will be payable in accordance with Employer's standard payroll practice, but in any event, not less frequently than monthly. Such base salary will not include any other benefits made available to Executive, or any contributions or payments made on his behalf pursuant to any employee benefit plan or program of Employer, including health, disability or life insurance plans or programs, 401(k) plans, cash bonus plans, stock option plans, retirement plans, severance plans or any similar plans or programs of any nature that may be offered at any time during the Term of this Agreement.

      (b) BONUS COMPENSATION. In addition to the Salary set forth above, Employer will pay Executive an annual bonus in an amount to be determined by, and subject to the sole discretion of, the Board, up to a maximum of four-hundred-and-fifty-thousand dollars ($450,000.00), such bonus to be paid at a time and in a manner consistent with payment of such bonuses to other of Employer's officers and/or executives.

      (c) EMPLOYEE BENEFITS. During the term of this Agreement, Employer will provide Executive with all benefits made available from time to time by Employer to employees and/or officers generally and to employees who hold positions similar to that of Executive (including benefits granted to other officers and/or directors of Employer), as per company policy. Executive's benefits will include, without limit, participation in any and all Employer-sponsored medical, dental and/or vision plans or programs, which will include coverage for Executive's immediate family; disability insurance; life insurance payable to Executive's designated beneficiary; participation in any and all Employer-sponsored retirement plans and/or 401(k) plans; and paid vacation.

      (d) EXPENSES. During the term of this Agreement, Executive shall be entitled to reimbursement for all reasonable and necessary expenses incurred on behalf of Employer, in accordance with the general policy of Employer.

    5.  RESTRICTED STOCK GRANT.

      (a) GRANT. As additional consideration for the services provided by Executive pursuant to this Agreement, Employer will confer upon Executive a restricted stock grant in the amount of fifty-thousand (50,000) shares of common stock of Employer. The restricted stock grant will be subject to the terms and conditions of the Restricted Stock Agreement in substantially the form attached as EXHIBIT B.

    6.  STOCK OPTIONS. As additional consideration for the services provided by Executive pursuant to this Agreement, Employer will grant to Executive options to purchase one-hundred-and-twenty-thousand (120,000) shares of Employer's Common Stock (the "OPTION GRANT") at an exercise price of seventy-one dollars and eighty-seven and one-half cents ($71.875), such grant to be governed by the 1995 Stock Option Plan and the Anchor Gaming 2000 Stock Incentive Plan, which is to be presented to shareholders at Employer's next annual meeting. The terms and conditions of this Option Grant will be set forth in a separate Stock Option Agreement, which is attached as EXHIBIT C.

    7.  SEVERANCE.

      (a) In the event that Executive's employment is terminated by Employer for Cause (as defined below), Executive will receive no severance of any kind.

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      (b) In the event that Executive voluntarily terminates his employment with Employer, he will receive no severance payment of any kind.

      (c) In the event that Employer chooses to terminate Executive's employment for other than Cause, Executive will receive a severance payment equal to one year's salary, as set forth in SECTION 4(a), together with an appropriately prorated bonus, as set forth in SECTION 4(b), less any and all applicable withholding.

      (d) "CAUSE" means that the Board reasonably finds that any one or more of the following events has occurred: (i) performance by Participant of illegal or fraudulent acts, criminal conduct, or willful misconduct relating to the activities of the Company, including, without limit, violation by Participant of any material gaming laws or regulations, which violation materially and adversely affects the ability of Participant to perform his duties to the Company or may subject the Company to liability; (ii) conviction of, or nolo contendere plea by Participant to, any criminal acts involving moral turpitude having a material adverse effect upon the Company, including, without limitation, upon its profitability, reputation, or goodwill; (iii) willful and material disregard of any reasonable directive(s) from the Board that are not inconsistent with the terms of any contract with the Company to which Participant is party, PROVIDED that the Board will provide Participant with written notice that such event has occurred ("NOTICE OF DISREGARD") and will further allow Participant 30 days in which to cure such disregard, and PROVIDED FURTHER that the Board will provide an opportunity for Participant to be heard if there is no cure within 30 days of the Notice of Disregard; (iv) breach of fiduciary duty, PROVIDED that the Board will provide Participant with written notice that such event has occurred ("NOTICE OF BREACH OF FIDUCIARY DUTY") and will further allow Participant 30 days in which to cure such breach of fiduciary duty, and PROVIDED FURTHER that the Board will allow an opportunity for Participant to be heard if there is no cure within 30 days of the Notice of Fiduciary Duty; (v) material violation, not cured in a reasonable time after notice from the Company, by Participant of any of the covenants and agreements contained in any agreement with the Company to which Participant is party; (vi) failure or inability of Participant to obtain or maintain required gaming licenses or approvals.

      (e) "CHANGE OF CONTROL" means the occurrence of any of the following events, as a result of one transaction or a series of transactions: (i) any "person" (as that term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act"), but excluding the Company, its affiliates, and any qualified or non-qualified plan maintained by the Company or its affiliates) becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Anchor Gaming representing more than 50% of the combined voting power of the Anchor Gaming's then outstanding securities; (ii) individuals who constitute a majority of the Board of Directors of the Company immediately prior to a contested election for positions on the Board cease to constitute a majority as a result of such contested election; (iii) Anchor Gaming is combined (by merger, share exchange, consolidation, or otherwise) with another entity and as a result of such combination, less than 50% of the outstanding securities of the surviving or resulting entity are owned in the aggregate by the former shareholders of Anchor Gaming; (iv) the Company sells, leases, or otherwise transfers all or a majority of all of its properties, assets or income or revenue generating capacity to another person or entity; (v) a dissolution or liquidation of Anchor Gaming or; (vi) any other transaction or series of transactions is consummated that results in a required disclosure under Item 1 of Form 8-K or successor form.

      (f)  TERMINATION FOLLOWING CHANGE OF CONTROL. In the event that Executive is for any reason terminated or subjected to Constructive Termination (as defined below), following a Change in Control, Executive will receive a severance payment equal to one year's salary, as set forth in SECTION 4(a), together with a bonus as set forth in SECTION 4(b), less any and all

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  applicable withholding. A "CONSTRUCTIVE TERMINATION", for purposes of this Agreement, is defined as: (i) a significant reduction in the duties or responsibilities of Executive from those set forth in this Agreement; (ii) a change in job title of Executive that reflects a reduction in duties, responsibilities and/or stature; (iii) a change or reduction in Executive's total remuneration (including salary, bonus, qualified retirement benefits, welfare benefits, stock option benefits and any other employee benefits) from that provided in this Agreement; (iv) a change in Executive's direct reporting relationship such that Executive is no longer reporting directly to the Board; or (v) a change by Employer in the location of Executive's principal place of employment, which moves the principal place of business more than 35 miles from the location specified in this Agreement.

    8.  PAYMENTS UPON TERMINATION; TAX TREATMENT. In the event that the total compensation paid to Executive as severance in the event of a Change in Control, taking into account all cash severance payments, shares of stock, accelerated vesting of stock options, and bonuses, if any (such payments referred to, for purposes of this SECTION 8, as the "SEVERANCE PAYMENT"), is found to constitute "an excess parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "CODE"), then Employer will pay to Executive, in addition to the compensation paid as Severance Payment, an additional amount (the "ADDITIONAL AMOUNT") which, after reduction for income taxes and excise taxes on the additional amount, is sufficient to provide for the payment of any excise tax that may be due by Executive on the Severance Payment.

    9.  CONFIDENTIAL INFORMATION.

      (a) DEFINITION OF "CONFIDENTIAL INFORMATION." As used herein, the term "CONFIDENTIAL INFORMATION" means information of any kind, nature and description disclosed to, discovered by or otherwise known by Employee as a direct or indirect consequence of or through Executive's employment with Employer that is not generally known within the industry or industries in which Employer is or may become engaged, about Employer's business, merchandise, client base, marketing procedures, processes and services, including but not limited to, information relating to research, marketing, development, inventions, product lines, design, purchasing, finances and financial affairs, accounting, merchandising, selling, engineering, employees, trade secrets, business practices, methods, acquisitions, potential acquisitions, customer lists, customer contact lists, vendor lists, pricing agreements, merchandise resources, supply resources, service resources, system designs, procedures manuals, the prices it obtains or has obtained or at which it sells or has sold its services or products, or the name of its personnel and reports.

      (b) NONDISCLOSURE. In order to perform his duties hereunder, Executive will require access to trade secrets and proprietary information of Employer, and Employer agrees to make such trade secrets and Confidential Information available to Executive as necessary. Executive acknowledges that, in the course of his employment with Employer pursuant to this Agreement, he will become familiar with trade secrets and customer lists of, and other confidential information concerning, Employer; that he will receive extraordinary and specialized training in the operation of Employer's products and/or the nature of Employer's services; that he will represent Employer and develop contacts and relationships with other persons and entities, including but not limited to customers, potential customers and employees of such entities; and that his services will be of special, unique and extraordinary value to Employer. Executive expressly covenants and agrees that he will not, during the term of employment with Employer hereunder or at any time following the termination thereof, without regard to the party terminating this Agreement or the reason for termination, if any, directly or indirectly, reveal, divulge, disclose or communicate to any Person ("Person" includes, but is not limited to, any individual, corporation, institution, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated

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  organization, proprietorship or government or any agency or political subdivision thereof), other than authorized officers, directors, and employees of Employer, in any manner whatsoever, any Confidential Information of Employer without the prior written consent of a duly authorized officer of Employer or member of the Board. Notwithstanding the foregoing, if a regulatory authority requests information from Executive, Executive may comply with such request, provided that Executive provides notice to the Company to allow the Company to obtain a protective order, if necessary, and will disclose only the Confidential Information necessary to comply in good faith with such request.

      (c) RETURN OF CONFIDENTIAL INFORMATION AND OTHER PROPERTY. Upon termination of Executive's employment with Employer, Executive will surrender to Employer all Confidential Information including, without limitation, all samples, articles of manufacture, lists, charts, schedules, reports, financial statements, books, and records, and all copies thereof, of Employer and all other property belonging to Employer whatsoever.

    10. COVENANT NOT TO COMPETE:

      (a) CONSIDERATION FOR COVENANT. As consideration for his continued employment with Employer and the grant of access by Employer to Confidential Information, as provided in SECTION 9(b), of this Agreement, Executive will use this information, training and good will solely for the benefit of Employer, and further agrees to the Covenants set forth in this SECTION 10. Executive agrees and acknowledges that the covenants set forth in this SECTION 10 are ancillary to the agreements regarding Confidential Information contained in SECTION 9 of this Agreement, and that these covenants set forth in this SECTION 10 are reasonably necessary to protect Employer's interests in the Confidential Information to which Executive is given access hereunder.

      (b) NON-COMPETITION. During the term of this Agreement and for a period of one (1) year thereafter (the "NONCOMPETITION PERIOD"), Executive will not, in the United States or in any foreign country in which Employer is then selling, marketing, providing or soliciting to sell, market or provide its products or services, directly or indirectly engage in, own or control an interest in (except as to those investments held at the effective date of this agreement or as a passive investor in publicly held companies, i.e., Executive and Executive's relatives do not own of record, or beneficially, an aggregate of more than two percent (2%) of any class of outstanding securities) or act as an officer, director, or employee of, or consultant or adviser to, any firm, corporation, institution or entity, directly or indirectly in competition with or engaged in a business substantially similar to that of Employer, including the development, manufacture, sale or marketing of products, services, devices, instruments, methods or techniques (or any related services or activities) similar to any products, services, devices, instruments, methods or techniques which Employer is engaged in the development of, manufacture, selling, or marketing, or has under consideration to do the same (whether or not such products, devices, instruments, methods or techniques or the technology related thereto were obtained from Executive), during the term of the Executive's employment.

      (c) NON-SOLICITATION. Executive further agrees that during the Noncompetition Period he will not: (i) in any manner, directly or indirectly, induce or attempt to induce any employee of Employer or any of its affiliates to terminate or abandon his or her employment for any purpose whatsoever, or: (ii) in connection with any business to which SECTION 9(b) applies, call on, solicit, promote, merchandise, provide products or services to, or otherwise do business with any customer of Employer whom Executive has solicited or otherwise dealt with during the one-year period prior to the Separation Date; provided that, such products or services are in competition with, or similar to, products or service offered by Employer.

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      (d) CONSENT TO MODIFICATION. If, at any time, a court of competent jurisdiction or an arbitrator holds that the restrictions stated in this SECTION 10 are overly broad under then-existing circumstances, the parties agree that the maximum period, scope or geographical area reasonable under such circumstances will be substituted for the stated period, scope or area, and that the court or arbitrator will be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law.

    11. ENFORCEMENT OF COVENANTS. Executive has carefully read and considered the provisions of SECTIONS 9 and 10 of this Agreement, and Executive agrees that the restrictions contained therein (including, but not limited to, the time period and geographic restriction) are fair and reasonable and that these provisions are reasonably required for protection of Employer's interests. Executive further agrees that a violation by Executive of any of the covenants contained in SECTIONS 9 and 10 will cause damage to Employer that will be significant, material and difficult or impossible to adequately measure, and that in the event of such a breach, notwithstanding any language or provision in SECTION 12, Employer will be entitled to seek and obtain injunctive relief. Executive expressly acknowledges and agrees that the respective covenants and agreements will be construed in such a manner as to be enforceable under applicable laws if a more limited scope is determined by a court of competent jurisdiction to be required.

    12. NEGOTIATION, MEDIATION AND ARBITRATION.

      (a) SUBJECT CLAIMS. The matters, claims, rights, and obligations subject to these arbitration provisions include all rights, claims and obligations arising out of or relating to this Agreement or to Executive's employment and/or its termination, including, without limitation, any and all claims, rights or causes of action which may ever arise or be asserted under any federal, state, local or foreign statutory, regulatory or common law, and including, without limitation, claims of discrimination on the basis of any protected status (including, without limit, age, race, gender, religion and/or disability), wrongful discharge or termination, breach of contract, tort (such as intentional infliction of emotional distress, libel, slander, wrongful invasion of privacy or personal injury), workers compensation or unemployment compensation. All of the foregoing types of matters, claims, rights and obligations subject to these arbitration provisions are herein called "SUBJECT CLAIMS." The parties agree and acknowledge that an action by Employer to enforce any of the covenants set forth in SECTIONS 9 and/or 10 of this Agreement will not be a Subject Claim covered by this SECTION 12.

      (b) NEGOTIATION. The parties will attempt in good faith to resolve promptly any controversy regarding a Subject Claim by negotiations between or among the parties. If any party reaches the conclusion that the controversy or dispute cannot be resolved by unassisted negotiations, such party may notify the American Arbitration Association ("AAA"), 140 West 51st Street, New York, New York 10020 [telephone (212) 484-3266; fax (212) 307-4387], AAA will promptly designate a mediator who is independent and impartial, and AAA's decision about the identity of the mediator will be final and binding. The parties agree to conduct at least eight (8) consecutive hours of mediated negotiations in Las Vegas, Nevada, or other mutually convenient location to which the parties agree, within thirty (30) days after the notice is sent.

      (c) INITIATION OF BINDING ARBITRATION. If any controversy or dispute regarding a Subject Claim is not resolved by negotiation or mediation within thirty (30) days after the first notice to AAA is sent, then, upon notice by any party to the other affected parties and to AAA ("ARBITRATION NOTICE"), said controversy or dispute will be submitted to a sole arbitrator who is independent and impartial, selected by AAA, for binding arbitration in Las Vegas, Nevada, or any other mutually convenient location to which the parties agree, in accordance with AAA's Commercial Arbitration Rules. The arbitration will be governed by the United States Arbitration

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  Act, 9 U.S.C. Sections 1-16 (or by the same principles enunciated by such Act in the event it may not be technically applicable).

      (d) SELECTION OF ARBITRATOR. Promptly after the Arbitration Notice is given, AAA will select five possible arbitrators, to whom AAA will give the identities of the parties and the general nature of the controversy. If any of those arbitrators disqualifies himself or declines to serve, AAA will continue to designate additional potential arbitrators until the parties have five to select from. After the panel of five potential arbitrators has been completed, a two page summary of the background of each of the potential arbitrators will be given to each of the parties, and the parties will have a period of 10 days after receiving the summaries in which to attempt to agree upon the arbitrator to conduct the arbitration. If the parties are unable to agree upon an arbitrator, then one of the parties will notify AAA and the other party, and AAA will notify each party that it has five days from the AAA notice to strike two names from the list and advise AAA of the two names stricken. After expiration of the strike period, if all but one candidate has been stricken, the remaining one will be the arbitrator, but, if two or more have not been stricken, AAA will select the arbitrator from one of those not stricken. The decision of AAA with respect to the selection of the arbitrator will be final and binding in such case.

      (e) ARBITRATION HEARING. Within 20 days after the selection of the arbitrator, the parties and their counsel will appear before the arbitrator at a place and time designated by the arbitrator for the purpose of each party making a one hour or less presentation and summary of the case. Thereafter, the arbitrator will set dates and times for additional hearings in accordance with the Rules until the proceeding is concluded. The desire and goal of the parties is, and the arbitrator will be advised that his goal should be, to conduct and conclude the arbitration proceeding as expeditiously as possible. If any party or his counsel fails to appear at any hearing, the arbitrator will be entitled to reach a decision based on the evidence that has been presented to him by the parties who did appear.

      (f)  NO LITIGATION, DAMAGES LIMITATION. The parties agree that they will faithfully observe this Agreement and will abide by and perform any award rendered by the arbitrator. The award or judgment of the arbitrator will be final and binding on all parties, and judgment upon the award or judgment of the arbitrator may be entered and enforced by any court having jurisdiction. Unless and only to the extent mandatory arbitration is validly prohibited or limited by applicable statute or regulation, no litigation or other proceeding may ever be instituted at any time in any court or before any administrative agency or body for the purpose of adjudicating, interpreting or enforcing any of the rights, duties, liabilities or obligations of the parties hereto or any rights, duties, liabilities or obligations relating to any Subject Claim, whether or not covered by the express terms of this Agreement, or for the purpose of adjudicating a breach or determination of the validity of this Agreement, or for the purpose of appealing any decision of an arbitrator, except a proceeding instituted (i) for the purpose of having the award or judgment of an arbitrator entered and enforced or (ii) to seek an injunction or restraining order (but not damages in connection therewith) in circumstances where such relief is available. Unless and only to the extent a limitation of damages is validly prohibited or limited by applicable statute or regulation, no punitive, exemplary or consequential damages may ever be awarded by the arbitrator or anyone else, and each of the parties hereby waives any and all rights to make, claim or recover any such damages.

      (g) BANKRUPTCY. If any party becomes the subject of a bankruptcy, receivership or other similar proceeding under the laws of the United States of America, any state or commonwealth or any other nation or political subdivision thereof, then, to the extent permitted or not prohibited by applicable law, any factual or substantive legal issues arising in or during the pendency of any such proceeding will be subject to all of the foregoing mandatory mediation and arbitration provisions and will be resolved in accordance therewith. The Agreements contained herein have been given

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  for valuable consideration, are coupled with an interest and are not intended to be executory contracts. The fees and expenses of the arbitrator will be shared equitably (as determined by the arbitrator) by all parties engaged in the dispute or controversy.

    13. DEATH OR DISABILITY. In the event that Executive dies or becomes unable, by virtue of any physical or mental impairment, to perform the essential functions of his position, with or without reasonable accommodation, for a period of 90 consecutive days or more ("Disability"), Employer will pay to Executive, or to his estate, heirs and/or assigns, as appropriate, all salary owed to Executive by Employer pursuant to SECTION 4 of this Agreement; any bonus owed to Executive as of the date of said death or Disability, pursuant to SECTION 4 of this Agreement; and a severance payment equal to six times Executive's monthly salary.

    14. NOTICE PROVISION. Any notice, demand or request required or permitted to be given or made under this Agreement will be in writing and will be deemed given or made when delivered in person, when sent by United States registered or certified mail, or postage prepaid, or when telecopied to a party at its address or telecopy number specified below:

    If to Employer:

    Anchor Gaming
    815 Pilot Road, Suite G
    Las Vegas, NV 89119
    Telecopy number: (702) 896-6992

    If to Executive:

    T.J. Matthews
    c/o Anchor Gaming
    815 Pilot Road, Suite G
    Las Vegas, NV 89119
    Telecopy number: (702) 896-6992

The parties to this Agreement may change their addresses for notice by notifying the other parties in the manner provided in this SECTION 14.

    15. HEADINGS NON-BINDING. All section titles and captions in this Agreement are for convenience only, will not be deemed part of this Agreement, and in no way will define, limit, extend or describe the scope or intent of any provisions hereof.

    16. WORDS TO HAVE CONTEXTUAL MEANING. Whenever the context may require, any pronoun used in this Agreement will include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs will include the plural and vice versa. Additionally, the words "and" and "or" will be given their contextual meaning and not be interpreted as being solely conjunctive or disjunctive, as the case may be.

    17. EXECUTION OF AGREEMENT. The parties will execute all documents, provide all information and take or refrain from taking all actions as may be reasonably necessary or appropriate to achieve the purposes of this Agreement.

    18. LIMITATION OF BENEFITS CLAUSE. None of the provisions of this Agreement will be for the benefit of or enforceable by any creditors of the parties, except as otherwise expressly provided herein.

    19. NON-WAIVER PROVISION. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof will constitute waiver of any such breach or any other covenant, duty, agreement or condition.

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    20. MULTIPLE ORIGINALS. This Agreement may be executed in counterparts, all of which together will constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart.

    21. CHOICE OF LAWS. THIS AGREEMENT WILL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEVADA, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW.

    22. SEVERABILITY AND REFORMATION. If any provision of this Agreement is declared or found to be illegal, unenforceable, or void, in whole or in part, then the parties will be relieved of all obligations arising under such provision, but only to the extent that it is illegal, unenforceable or void, it being the intent and agreement of the parties that this Agreement will be deemed amended by modifying such provision to the extent necessary to make it legal and enforceable while preserving its intent or, if that is not possible, by substituting therefor another provision that is legal and enforceable and achieves the same objectives.

    23. ENTIRE AGREEMENT. This Agreement, and the agreements in the forms of exhibits attached hereto, constitute the entire agreement and understanding between the parties with respect to the subject matter hereof and supersede and preempt any prior written or prior or contemporaneous oral understandings, agreements or representations by or between the parties, written or oral, which may have related in any manner to the subject matter hereof.

    24. WRITTEN AMENDMENTS PROVISION. No supplement, modification or amendment of this agreement or waiver of any provision of this Agreement will be binding unless executed in writing by all parties to this Agreement. No waiver of any of the provisions of this Agreement will be deemed or will constitute a waiver of any other provision of this Agreement (regardless of whether similar), nor will any such waiver constitute a continuing wavier unless otherwise expressly provided.

    25. WRITTEN CONSENT FOR ASSIGNMENT. No party may assign this Agreement or any rights or benefits thereunder without the written consent of the other parties to this Agreement.

    26. CHOICE OF FORUM. Any action arising and initiated pursuant to this Agreement must proceed in a state or federal district court in Clark County, Nevada. If such an action cannot proceed in a state or federal district court due to jurisdictional limitations, then it will proceed in any state or county court of competent jurisdiction in Clark County, Nevada.

    EXECUTED as of the date first above written.

ANCHOR GAMING
By:	/s/ GEOFFREY A. SAGE
and
EXECUTIVE
By:	/s/ T.J. MATTHEWS T.J. Matthews

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EXHIBIT A

Consent & Release Form
Drug Testing
Pre-Employment, Reclassification/Promotion

    It is the policy of Anchor to prohibit the possession, drinking, selling, exchanging or being under the influence of alcohol, intoxicants, or non-prescribed or illegal drugs when reporting for duty, or on duty. It is also the policy of Anchor to conduct pre-employment drug tests to determine an applicant's suitability for employment and/or an employee's suitability for reclassification/promotion for positions supervisory or above, as well, for positions whose essential job duties involve security, safety, and/or money handling.

    I, ________________________, therefore voluntarily give my permission to Anchor and the laboratory/clinic it has
                    (Print Name)
 selected, to draw samples, and conduct tests required for drug testing as a pre-requisite for employment as identified above. Further, I give my consent for the results of this test to be released to Anchor for the purpose of evaluating my condition for prospective or continued employment.

    I understand that if positive results to the test are caused by medication(s) prescribed by an accredited physician for treatment of a current condition, Anchor may verify the circumstances with the physician prior to any offer of employment.

    I understand that if the prescribed medication that I am taking will adversely affect my ability to perform the job that I am being considered for in a safe and efficient manner, Anchor has the right to defer my application until such time that I no longer require the medication or discontinue considering me for employment of the position if the position must be filled immediately. I understand that if a positive result of the test is caused by medications that are not part of a currently prescribed medical treatment, I will not be hired.

    I understand that if I am currently employed by Anchor that in the absence of an acceptable explanation, a positive result to a drug test will result in my termination.

    I agree to hold Anchor, it's agents, directors, officers and employees harmless from any and all liability in connection with this and/or any future testing, and I hereby release and discharge Anchor from any and all claims, potential claims, or actions resulting from or relating to such testing, including the taking of samples, the testing process, procedures and analysis, and the disclosure and utilization of tests results in considering my employment or continue employment with Anchor.

Acknowledged,
Signature of Applicant/Employee	Date
Signature of Anchor Witness	Date

EXHIBIT B

ANCHOR GAMING
RESTRICTED STOCK AGREEMENT

    THIS AGREEMENT, dated as of September 24, 2000, is by and between Anchor Gaming, a Nevada corporation ("ANCHOR GAMING"), and Thomas J. Matthews (the "PARTICIPANT").

RECITALS

The Board of Directors of Anchor Gaming has adopted the Anchor Gaming 2000 Stock Incentive Plan (the "2000 PLAN") to enable directors, officers, and employees of Anchor Gaming and its majority-owned subsidiaries to acquire shares of Common Stock, $.01 par value, of Anchor Gaming ("COMMON STOCK") in accordance with the provisions of the 2000 Plan.

    The 2000 Plan is subject to the approval of the stockholders of the Company at the next annual meeting of stockholders.

    The Board of Directors (the "BOARD") has selected Participant to participate in the 2000 Plan and has determined to grant Participant restricted shares of Common Stock in accordance with the terms and conditions of this Agreement.

    NOW, THEREFORE, in consideration of the foregoing and of the mutual promises and other terms and conditions set forth in this Agreement, Anchor Gaming and Participant agree as follows:

    1.  DEFINITIONS. As used in this Agreement, the following terms have the meanings indicated:

      (a) "CAUSE" means that the Board reasonably finds that any one or more of the following events has occurred: (i) performance by Participant of illegal or fraudulent acts, criminal conduct, or willful misconduct relating to the activities of the Company, including, without limit, violation by Participant of any material gaming laws or regulations, which violation materially and adversely affects the ability of Participant to perform his duties to the Company or may subject the Company to liability; (ii) conviction of, or nolo contendere plea by Participant to, any criminal acts involving moral turpitude having a material adverse effect upon the Company, including, without limitation, upon its profitability, reputation, or goodwill; (iii) willful and material disregard of any reasonable directive(s) from the Board that are not inconsistent with the terms of any contract with the Company to which Participant is party, PROVIDED that the Board will provide Participant with written notice that such event has occurred ("NOTICE OF DISREGARD") and will further allow Participant 30 days in which to cure such disregard, and PROVIDED FURTHER that the Board will provide an opportunity for Participant to be heard if there is no cure within 30 days of the Notice of Disregard; (iv) breach of fiduciary duty, PROVIDED that the Board will provide Participant with written notice that such event has occurred ("NOTICE OF BREACH OF FIDUCIARY DUTY") and will further allow Participant 30 days in which to cure such breach of fiduciary duty, and PROVIDED FURTHER that the Board will allow an opportunity for Participant to be heard if there is no cure within 30 days of the Notice of Breach of Fiduciary Duty; (v) material violation, not cured in a reasonable time after notice from the Company, by Participant of any of the covenants and agreements contained in any agreement with the Company to which Participant is party; (vi) failure or inability of Participant to obtain or maintain required gaming licenses Or approvals.

      (b) "CHANGE OF CONTROL" means the occurrence of any of the following events, as a result of one transaction or a series of transactions: (i) any "person" (as that term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act"), but excluding the Company, its affiliates, and any qualified or non-qualified plan maintained by the Company or its affiliates) becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Anchor Gaming representing more than 50% of the combined voting power of the Anchor Gaming's then outstanding securities; (ii) individuals who constitute a majority of the Board of Directors of the Company immediately prior to a contested election for positions on the Board cease to constitute a majority as a result of such contested election; (iii) Anchor Gaming is combined (by merger, share exchange, consolidation, or otherwise) with another entity and as a result of such combination, less than 50% of the outstanding securities of the surviving or resulting entity are owned in the aggregate by the former shareholders of Anchor Gaming; (iv) the Company sells, leases, or otherwise transfers all or a majority of all of its properties, assets or income or revenue generating capacity to another person or entity; (v) a dissolution or liquidation of Anchor Gaming or; (vi) any other transaction or series of transactions is consummated that results in a required disclosure under Item 1 of Form 8-K or successor form.

      (c) "COMPANY" means Anchor Gaming and its majority-owned subsidiaries.

      (d) "CONFIDENTIAL INFORMATION" means all written, machine-reproducible, oral and visual data, information, and material, including, but not limited to, business, financial, and technical information, records regarding sales, price and cost information, marketing plans, customer names, customer lists, sales techniques, manufacturing or distribution plans or procedures; and computer programs, documents, and records (including those that Participant develops in the scope of his or her employment) that (i) the Company or any of its customers or suppliers treats as proprietary or confidential through markings or otherwise, (ii) relates to the Company or any of its customers or suppliers or any of their business activities, products, or services (including software programs and techniques) and is competitively sensitive and not generally known in the relevant trade or industry, or (iii) derives independent economic value from not being generally known to, and is not readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use. Confidential Information does not include any information or material that is approved by Anchor Gaming for unrestricted public disclosure.

      (e) "NET INVESTMENT PROCEEDS," with respect to any share of Restricted Stock sold or otherwise transferred by Participant or Participant's successor in interest, means the greater of the value of the gross proceeds received for such share or the Market Value of such share on the date of sale or transfer less, in either case, (i) $5.00 per share (adjusted to appropriately for any stock split, reverse stock split, merger, consolidation, or other similar change in the Common Stock), (ii) any reasonable and customary commission actually paid for the sale or transfer, and (iii) the verified amount of any income taxes paid or payable on the sale or transfer.

      (f)  "PUBLICLY TRADED" means Common Stock has been listed on a registered national securities exchange or approved for quotation in the Nasdaq-Registered Trademark- National Market ("NASDAQ") or another national securities exchange of automated quotation service.

      (g) "RESTRICTED STOCK" means the shares of restricted stock granted under this Agreement, together with any successor security, property or cash issued or distributed by Anchor Gaming or any successor entity, whether by way of merger, consolidation, share exchange, reorganization, liquidation, recapitalization, or otherwise.

      (h) "TRANSFER" or derivations thereof includes any sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange, or any other disposition or any interest in this Agreement, the Restricted Stock, or securities issued on exercise of this Option."

      (i)  "VEST" or derivations thereof with respect to any Restricted Stock issued under this Agreement, means receiving the right to receive a stock certificate evidencing ownership of the stock subject to Restricted Stock grant and to transfer ownership of the shares of formerly Restricted Stock.

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    2.  GRANT OF OPTION; PURCHASE OF STOCK.

      (a) Subject to the terms, conditions, and restrictions set forth in the 2000 Plan, and in this Agreement, Anchor Gaming hereby grants to Participant, and Participant hereby accepts from Anchor Gaming, a restricted stock grant of the number of shares of Common Stock specified in ATTACHMENT A to this Agreement, which will vest in Participant in accordance with the Vesting Schedule set forth on ATTACHMENT A to this Agreement. The Restricted Stock will continue to vest only for as long as Participant is an employee of Company, unless the Board or the Committee, in its sole discretion, agrees in writing otherwise. The Board or the Committee may, however, in its sole discretion, provide for the lapse of any of the vesting restrictions placed upon the Restricted Stock and may accelerate or waive any of such restrictions in whole or in part at any time, based upon performance and/or such other factors as the Board or the Committee may determine, in its sole discretion. Upon the vesting of any part of the Restricted Stock by virtue of the lapse of the Restricted Period, the Company will deliver a stock certificate covering the requisite number of shares to the Participant whereupon the Participant will be free to hold or dispose of such stock at will. The stock certificate(s) evidencing the shares covered by the Restricted Stock Award Agreement will be registered on the Company's books in the name of the Participant as of the date hereof. Physical possession or custody of such stock certificate(s) together with a stock power, endorsed in blank, relating thereto will be retained by the Company until such time as the shares of stock are fully vested. While in its possession, the Company reserves the right to place a legend on the stock certificate(s) restricting the transferability of such certificate(s) and referring to the terms and conditions (including forfeiture) approved by the Committee and applicable to the Restricted Stock.

      (b) Notwithstanding the other provisions of this Agreement or ATTACHMENT A, if Participant is terminated from employment with the Company without Cause, the Restricted Stock not yet vested under ATTACHMENT A will vest immediately.

      (c) Notwithstanding any other provision of this Agreement, in the event of Change of Control, the Restricted Stock not yet vested under ATTACHMENT A will vest immediately.

      (d) In the event that the total compensation paid to Participant as severance in the event of a Change of Control, taking into account all cash severance payments, shares of stock, accelerated vesting of stock options, and bonuses, if any (such payments being the "SEVERANCE PAYMENT"), is found to constitute "an excess parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "CODE"), then Anchor Gaming will pay to Participant, in addition to the compensation paid as the Severance Payment, an additional amount (the "additional amount") which, after reduction for income taxes and excise taxes on the additional amount, is sufficient to provide for the payment of any excise tax that may be due by Participant on the Severance Payment.

    3.  RESTRICTIONS ON TRANSFER. The Restricted Stock may not be sold or otherwise transferred until it is vested. Anchor Gaming is not obligated to recognize any purported sale or other transfer of the Option or any Restricted Stock in violation of this Section 3 and, unless it elects to do otherwise, may treat any such purported sale or transfer as null, void, and of no effect.

    4.  RIGHTS TO BUY BACK RESTRICTED STOCK AND TO REQUIRE PAYBACK OF CERTAIN PROFITS.

      (a) If the Participant has engaged in any conduct prohibited by SECTION 5, Anchor Gaming will have as its sole remedy under this Agreement (and not in limitation of Anchor Gaming's rights under any other agreement) the right exercisable until the expiration of 395 days after the termination of employment (i) to buy back from Participant any shares of Restricted Stock then owned by Participant, at a purchase price equal to $5.00 per share plus the verified amount of any

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  income taxes paid or payable on the grant or vesting of the Restricted Stock (adjusted to appropriately for any stock split, reverse stock split, merger, consolidation, or other similar change in the Common Stock), and (ii) to require Participant to pay back to Anchor Gaming in cash the Net Investment Proceeds with respect to any shares of Restricted Stock sold or otherwise transferred by Participant.

      (b) Whenever Anchor Gaming has a right to buy back shares of Restricted Stock or to require Participant to pay back to Anchor Gaming Participant's Net Investment Proceeds with respect to any shares of Restricted Stock under this SECTION 4, Anchor Gaming may exercise its right by notifying Participant or the subsequent holder of Anchor Gaming's election to exercise its right within the designated exercise period. In the case of a buyback under SECTION 4(a), the giving of such notice will give rise to an obligation on the part of Participant or the subsequent holder to tender to Anchor Gaming, within 10 days, any previously issued certificate representing shares of Restricted Stock to be bought back, duly endorsed in blank or having a duly executed stock power attached in proper form for transfer free and clear of any claim by any other person or entity. If any such certificate is not tendered within 10 days, Anchor Gaming may cancel any outstanding certificate representing shares to be bought back. Anchor Gaming is required to tender the purchase price for shares to be bought back under this SECTION 4 within 20 days of giving notice of its election to exercise its right to buy back shares. If the person from whom the shares are to be bought back has not complied with an obligation to return a certificate representing shares to be bought back, however, Anchor Gaming is not required to tender the purchase price until 20 days after the certificate is duly returned or 20 days after it cancels the certificate, whichever occurs first.

      (c) The provisions of this Section 4 will expire on the occurrence of a Change of Control.

    5.  COMPETITION AND NON-DISCLOSURE. Participant acknowledges that: (i) in the course and as a result of employment with the Company, Participant will obtain special training and knowledge and will come in contact with the Company's current and potential customers, which training, knowledge, and contacts would provide invaluable benefits to competitors of the Company; (ii) the Company is continuously developing or receiving Confidential Information, and that during Participant's employment he or she will receive Confidential Information from the Company, its customers and suppliers and special training related to the Company's business methodologies; and (iii) Participant's employment by Company creates a relationship of trust that extends to all Confidential Information that becomes known to Participant. Accordingly, and as a material inducement to Anchor Gaming to grant the Restricted Stock to Participant and other good and valuable consideration, Participant agrees that Anchor Gaming, as its sole remedy under this Agreement, will be entitled to terminate all vesting of the Restricted Stock and to exercise the rights specified in SECTION 4 if Participant does any of the following without the prior written consent of the Company:

      (a) while employed by the Company or within one year thereafter:

        (i)  directly or indirectly engages in, owns or controls an interest in (except as to those investments held at the effective date of this agreement or as a passive investor in publicly held companies, i.e., Participant and Participant's spouse or lineal descendants do not own of record, or beneficially, an aggregate of more than two percent (2%) of any class of outstanding securities) or acts as an officer, director, or employee of, or consultant or adviser to, any firm, corporation, institution or entity, directly or indirectly in competition with or engaged in a business substantially similar to that of the Company in the United States or in any foreign country in which the Company during the term of the Participant's employment sold, marketed, provided or solicited to sell, market or provide products or services, including the development, manufacture, sale or marketing of products, services, devices, instruments,

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    methods or techniques (or any related services or activities) similar to any products, services, devices, instruments, methods or techniques that the Company was engaged in the development of, manufacturing, selling, or marketing, or had under consideration to do the same (whether or not such products, devices, instruments, methods or techniques or the technology related thereto were obtained from Participant), during the term of the Participant's employment with the Company;

        (ii) solicits or performs services, as an employee, independent contractor, or otherwise, for any person or entity (including any affiliates or subsidiaries of that person or entity) that is or was a customer or prospect of the Company during the six months before Participant's employment with the Company ended if Participant solicited business from or performed services for that customer or prospect while employed by Company; or

        (iii) recruits, hires, or assist, directly or indirectly, anyone to recruit or hire anyone who was an employee of the Company within the six months before Participant's employment with the Company ended; or

      (b) discloses or uses any Confidential Information, except in connection with the good faith performance of Participant's duties as an employee; or fails to take reasonable precautions against the unauthorized disclosure or use of Confidential Information; fails, upon Anchor Gaming' request, to execute and comply with a third party's agreement to protect its confidential and proprietary information; solicits or induces the unauthorized disclosure or use of Confidential Information; or fails to return on Anchor Gaming's request any and all Confidential Information in the Participant's care, custody, or control.

    The existence of any claim or cause of action of Participant against the Company, whether predicated on this Agreement or otherwise, will not constitute a defense of the Company's enforcement of the covenants set forth in this SECTION 5. The Participant hereby submits to the jurisdiction of the courts of the State of Nevada and federal courts therein for the purposes of any actions or proceedings instituted by the Company to obtain such injunctive relief. Participant further acknowledges and agrees that the obligations contained in SECTION 5 of this Agreement are fair, do not unreasonably restrict Participant's further employment and business opportunities, and are commensurate with the compensation arrangements set out in this Agreement. The covenants contained in SECTION 5 will each be construed as an Agreement independent of any other provision of this Agreement. Both parties intend to make the covenants of SECTION 5 binding only to the extent that it may be lawfully done under existing applicable laws.

    If any court of competent jurisdiction finds any provision of this SECTION 5 to be unreasonable as to substantive scope, duration or geographic scope, then the Participant expressly agrees that, at Anchor's sole discretion, and in addition to any other remedies at law or equity that may be available to Anchor Gaming: (i) such provision will be considered to be amended to provide the broadest scope of protection to the Company that such court would find reasonable and enforceable or (ii) Anchor Gaming may require that this Agreement be rescinded.

    This SECTION 5 of this Agreement will survive either termination of the employment relationship or termination of this Agreement for the full period set forth in this SECTION 5.

    6.  COMPLIANCE WITH SECURITIES LAWS. Participant agrees that neither Participant nor any successor in interest of Participant will sell or otherwise transfer any shares of Restricted Stock in any way that might result in a violation of any federal or state securities laws or regulations. Participant acknowledges and agrees that Anchor Gaming may require Participant or any subsequent holder of the any shares of Restricted Stock to provide Anchor Gaming, prior to any sale or other transfer, with such other representations, commitments, and opinions regarding compliance with applicable securities laws and regulations as Anchor Gaming may deem necessary or advisable. Anchor Gaming agrees to use its

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best efforts to cause a registration statement covering resales of the Restricted Stock to be filed with the Securities and Exchange Commission and to be effective, and to list the Restricted Stock on Nasdaq and any other securities exchange on which the common stock of Anchor Gaming is listed for trading.

    7.  STOCK CERTIFICATES; RIGHTS AS SHAREHOLDER. All certificates representing shares of Restricted Stock will bear such legends as the Board determines are necessary or appropriate. Such legends will be removed at vesting. Whether or not certificates representing shares of Restricted Stock have been issued or delivered, Participant will have all the rights of a shareholder of Restricted Stock, including voting, dividend and distribution rights, with respect to shares of Restricted Stock owned by Participant.

    8.  INCOME TAX WITHHOLDING. Participant will, upon request by the Company, reimburse the Company for, or the Company may withhold from sums or property otherwise due or payable to Participant, any amounts the Company is required to remit to applicable taxing authorities as income tax withholding with respect to any Restricted Stock. If Participant fails to reimburse the Company for any such amount when requested, the Company has the right to recover that amount by selling or canceling sufficient shares of any Restricted Stock held by Participant.

    9.  COMPLIANCE WITH PLANS. Participant acknowledges receipt of a copy of the 2000 Plan and further acknowledges that this Agreement is entered into, and the Option is granted, pursuant to the 2000 Plan. If the provisions of the 2000 Plan are inconsistent with the provisions of this Agreement, the provisions of the 2000 Plan supersedes the provisions of this Agreement.

    10. NOTICES. Any notice to Anchor Gaming or the Company that is required or permitted by this Agreement will be addressed to the attention of the Secretary of Anchor Gaming at its principal office. Any notice to Participant that is required or permitted by this Agreement will be addressed to Participant at the most recent address for Participant reflected in the appropriate records of the Company. Either party may at any time change its address for notification purposes by giving the other written notice of the new address and the date upon which it will become effective. Whenever this Agreement requires or permits any notice from one party to another, the notice must be in writing to be effective and, if mailed, will be deemed to have been given on the third business day after the same is enclosed in an envelope, addressed to the party to be notified at the appropriate address, properly stamped, sealed, and deposited in the United States mail, and, if mailed to the Company, by certified mail, return receipt requested.

    11. REMEDIES. Anchor Gaming is entitled, in addition to any other remedies it may have at law or in equity, to temporary and permanent injunctive and other equitable relief to enforce the provisions of this Agreement. Any action to enforce the provisions of, or relating to, this Agreement may be brought in the state or federal courts having jurisdiction in the State of Nevada. By signing this Agreement, Participant consents to the personal jurisdiction of such courts in any such action.

    12. ASSIGNMENT. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective heirs, personal representatives, successors, and assigns. However, Participant does not have the power or right to assign this Agreement without the prior written consent of Anchor Gaming.

    13. ATTORNEYS' FEES. If any legal proceeding is brought to enforce or interpret the terms of this Agreement, the prevailing party will be entitled to reasonable attorneys' fees, costs, and necessary disbursements in addition to any other relief to which that party may be entitled.

    14. SEVERABILITY. If any provision of this Agreement is held invalid or unenforceable for any reason, the validity and enforceability of all other provisions of this Agreement will not be affected.

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    15. HEADINGS. The section headings used herein are for reference and convenience only and do not affect the interpretation of this Agreement.

    16. GOVERNING LAW. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEVADA, WITHOUT REGARD TO THE CHOICE OF LAW RULES IN SUCH LAW OR ANY OTHER PRINCIPLE THAT COULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

    17. ENTIRE AGREEMENT. This Agreement, together with the 2000 Plan and any procedure adopted by the Board or the Committee under the Plan, constitutes the entire agreement between the parties with respect to its subject matter and may be waived or modified only in writing.

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    IN WITNESS WHEREOF, and intending to be legally bound hereby, Participant and a duly-authorized representative of Anchor Gaming have executed this Agreement as of the date first above written.

PARTICIPANT	ANCHOR GAMING
/s/ T.J. MATTHEWS	By:	/s/ GEOFFREY A. SAGE
Signature
T.J. Matthews	Title:	CFO
Printed Name

CONSENT OF SPOUSE

    As the spouse of Participant, I consent to be bound by this Stock Option Agreement and agree that this consent will be binding on my interest under this Agreement and on my heirs, legatees, and assigns.

/s/ CAROLYN SUE MATTHEWS
Signature
Carolyn Sue Matthews
Printed Name

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ATTACHMENT A

RESTRICTED STOCK AGREEMENT

    1.  Shares of Restricted Stock granted: 50,000

    2.  Vesting Schedule:

      Conditioned on stockholder approval of the 2000 Plan and closing of the transactions contemplated by the Stock Purchase Agreement dated as of September 24, 2000 between Anchor Gaming and the Fulton Parties named therein, twenty percent (20%) of the shares of Restricted Stock granted specified in Item 1 above will Vest on approval of the 2000 Plan by the stockholders of Anchor Gaming. Thereafter, beginning on March 31, 2001, 5% of the number of shares of Restricted Stock granted specified in Item 1 above will Vest, and 5% will vest on each subsequent June 30, September 30, December 31 and March 31 until all Options have vested.

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EXHIBIT C

ANCHOR GAMING
EXECUTIVE STOCK OPTION AGREEMENT

    THIS AGREEMENT, dated as of September 24, 2000, is by and between Anchor Gaming, a Nevada corporation ("ANCHOR GAMING"), and Thomas J. Matthews (the "PARTICIPANT").

RECITALS

    The Board of Directors of Anchor Gaming has adopted the Anchor Gaming 2000 Stock Incentive Plan (the "2000 PLAN") to enable directors, officers, and employees of Anchor Gaming and its majority-owned subsidiaries to acquire shares of Common Stock, $.01 par value, of Anchor Gaming ("COMMON STOCK") in accordance with the provisions of the 2000 Plan.

    The 2000 Plan is subject to the approval of the stockholders of the Company at the next annual meeting of stockholders.

    All Options granted under this Agreement that Vest on the consummation of the Fulton Transactions (as defined in ATTACHMENT A) are granted under and will be subject to the terms of the Anchor Gaming 1995 Stock Option Plan (as amended, the "1995 PLAN").

    The Board of Directors (the "BOARD") has selected Participant to participate in the 1995 Plan and the 2000 Plan and has determined to grant Participant the right and option to purchase shares of Common Stock in accordance with the terms and conditions of this Agreement, provided that if any change is made in the shares of Common Stock (including, but not limited to, changes by stock dividend, stock split, merger or consolidation, but not including the issuance of additional shares for consideration), the Board of Directors or the Committee appointed to administer the Plan (the "COMMITTEE"), will make such adjustments in the number and kind of shares (which may consist of shares of a surviving corporation to a merger) that may thereafter be optioned and sold under the 1995 Plan or the 2000 Plan, as applicable, and the number and kind of securities or other property (which may consist of shares of a surviving corporation to a merger) and purchase price per share of shares subject to outstanding Stock Option Agreements under the 1995 Plan and the 2000 Plan as the Board of Directors or the Committee determines are equitable to preserve the respective rights of the Participants under the 1995 Plan or the 2000 Plan, as applicable.

    NOW, THEREFORE, in consideration of the foregoing and of the mutual promises and other terms and conditions set forth in this Agreement, Anchor Gaming and Participant agree as follows:

    1.  DEFINITIONS. As used in this Agreement, the following terms have the meanings indicated:

      (a) "CAUSE" means that the Board reasonably finds that any one or more of the following events has occurred: (i) performance by Participant of illegal or fraudulent acts, criminal conduct, or willful misconduct relating to the activities of the Company, including, without limit, violation by Participant of any material gaming laws or regulations, which violation materially and adversely affects the ability of Participant to perform his duties to the Company or may subject the Company to liability; (ii) conviction of, or nolo contendere plea by Participant to, any criminal acts involving moral turpitude having a material adverse effect upon the Company, including, without limitation, upon its profitability, reputation, or goodwill; (iii) willful and material disregard of any reasonable directive(s) from the Board that are not inconsistent with the terms of any contract with the Company to which Participant is party, PROVIDED that the Board will provide Participant with written notice that such event has occurred ("NOTICE OF DISREGARD") and will further allow Participant 30 days in which to cure such disregard, and PROVIDED FURTHER that the Board will provide an opportunity for Participant to be heard if there is no cure within 30 days of the Notice of Disregard; (iv) breach of fiduciary duty, PROVIDED that the Board will provide Participant with written notice that such event has occurred ("NOTICE OF BREACH OF FIDUCIARY DUTY") and will further allow Participant 30 days in which to cure such breach of fiduciary duty, and PROVIDED FURTHER that the Board will allow an opportunity for Participant to be heard if there is no cure within 30 days of the Notice of Breach of Fiduciary Duty; (v) material violation, not cured in a reasonable time after notice from the Company, by Participant of any of the covenants and agreements contained in any agreement with the Company to which Participant is party; (vi) failure or inability of Participant to obtain or maintain required gaming licenses or approvals.

      (b) "CHANGE OF CONTROL" means the occurrence of any of the following events, as a result of one transaction or a series of transactions: (i) any "person" (as that term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act"), but excluding the Company, its affiliates, and any qualified or non-qualified plan maintained by the Company or its affiliates) becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Anchor Gaming representing more than 50% of the combined voting power of the Anchor Gaming's then outstanding securities; (ii) individuals who constitute a majority of the Board of Directors of the Company immediately prior to a contested election for positions on the Board cease to constitute a majority as a result of such contested election; (iii) Anchor Gaming is combined (by merger, share exchange, consolidation, or otherwise) with another entity and as a result of such combination, less than 50% of the outstanding securities of the surviving or resulting entity are owned in the aggregate by the former shareholders of Anchor Gaming; (iv) the Company sells, leases, or otherwise transfers all or a majority of all of its properties, assets or income or revenue generating capacity to another person or entity; (v) a dissolution or liquidation of Anchor Gaming or; (vi) any other transaction or series of transactions is consummated that results in a required disclosure under Item 1 of Form 8-K or successor form.

      (c) "COMPANY" means Anchor Gaming and its majority-owned subsidiaries.

      (d) "CONFIDENTIAL INFORMATION" means all written, machine-reproducible, oral and visual data, information, and material, including, but not limited to, business, financial, and technical information, records regarding sales, price and cost information, marketing plans, customer names, customer lists, sales techniques, manufacturing or distribution plans or procedures; and computer programs, documents, and records (including those that Participant develops in the scope of his or her employment) that (i) the Company or any of its customers or suppliers treats as proprietary or confidential through markings or otherwise, (ii) relates to the Company or any of its customers or suppliers or any of their business activities, products, or services (including software programs and techniques) and is competitively sensitive and not generally known in the relevant trade or industry, or (iii) derives independent economic value from not being generally known to, and is not readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use. Confidential Information does not include any information or material that is approved by Anchor Gaming for unrestricted public disclosure.

      (e) "EXPIRATION DATE" means the date and time as of which the Option expires, which is the earlier of (i) the close of business on the date one (1) year after the entire Option has Vested or (ii) the date and time as of which all rights to exercise the Option are terminated under SECTION 2(e).

      (f)  "MARKET VALUE" of a share of Purchased Stock on a given date means (i) if the Purchased Stock is Publicly Traded, the closing sale price for Purchased Stock, as determined in good faith by the Board of Directors, on such date or, if no closing sale price is available for such date, on the most recent prior date for which a closing sale price is available or, if no closing sale price is available, the closing bid price, as so determined, on such date or, if no closing bid price is available for such date, the closing bid price on the most recent prior date for which a closing bid price is available, or (ii) if the Purchased Stock is not Publicly Traded, its fair market value, as determined in good faith by the Board of Directors, as of such date.

      (g) "NET INVESTMENT PROCEEDS," with respect to any share of Purchased Stock sold or otherwise transferred by Participant or Participant's successor in interest, means the greater of the value of the gross proceeds received for such share or the Market Value of such share on the date of sale or transfer less, in either case, (i) the exercise price of the Option for such share, (ii) any reasonable and customary commission actually paid for the sale or transfer, and (iii) the verified amount of any income taxes paid or payable on the sale or transfer.

      (h) "OPTION" means the right and option to purchase shares of Common Stock evidenced by this Agreement.

      (i)  "PUBLICLY TRADED" means Common Stock has been listed on a registered national securities exchange or approved for quotation in the Nasdaq-Registered Trademark- National Market ("NASDAQ") or another national securities exchange of automated quotation service.

      (j)  "PURCHASED STOCK" means any security or property purchased upon the exercise of this Option, together with any successor security, property or cash issued or distributed by Anchor Gaming or any successor entity, whether by way of merger, consolidation, share exchange, reorganization, liquidation, recapitalization, or otherwise.

      (k) "TRANSFER" or derivations thereof includes any sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange, or any other disposition or any interest in this Agreement, the Option, or securities issued on exercise of this Option."

      (l)  "VEST" or derivations thereof with respect to any Option issued under this Agreement, means receiving the right to exercise the Option.

      (m) "VESTING PERIOD" means the period of time commencing on the date of this Agreement and ending on the date on which the entire Option has vested.

    2.  GRANT OF OPTION; PURCHASE OF STOCK.

      (a) Subject to the terms, conditions, and restrictions set forth in the 1995 Plan and the 2000 Plan, as applicable, and in this Agreement, Anchor Gaming hereby grants to Participant, and Participant hereby accepts from Anchor Gaming, the Option to purchase from Anchor Gaming the number of shares of Common Stock specified in ATTACHMENT A to this Agreement, at the exercise price so specified, which option will vest in Participant in accordance with the Vesting Schedule set forth on ATTACHMENT A to this Agreement. The Option will continue to vest only for as long as Participant is an employee of Company, unless the Board or the Committee, in its sole discretion, agrees in writing otherwise. Participant will have the right to exercise the Option and purchase Common Stock after the Option vests as provided in SECTION 2(d).

      (b) The exercise price of shares as to which the Option is exercised must be paid to Anchor Gaming at the time of the exercise either in cash or in such other consideration as the Board or the Committee may approve consistent with the 1995 Plan or the 2000 Plan, as applicable, or a combination of cash and such other consideration having a total fair market value, as determined by the Board or the Committee, equal to the purchase price.

      (c) The Option is only exercisable as to vested Options. If Participant is subject to termination for Cause or voluntary termination, Participant may only exercise only those vested Options held by Participant at the time of termination.

      (d) Notwithstanding the other provisions of this Agreement or ATTACHMENT A, if Participant is terminated from employment with the Company without Cause, Options not yet vested under ATTACHMENT A will vest immediately.

      (e) Once vested, (i) if the Participant ceases to be an employee of the Company for any reason whatsoever, voluntary or involuntary, other than death, the Option may be exercised only until 5:00 p.m. Las Vegas time on the business day immediately preceding the first anniversary of such cessation the date of cessation of employment and in any case no later than because of death of the Participant, the Option may be exercised by the Participant's estate only for two years after the Participant's death and in any case no later than the Expiration Date.

      (f)  Notwithstanding any other provision of this Agreement, in the event of Change of Control, Options not yet vested under ATTACHMENT A will vest immediately.

      (g) In the event that the total compensation paid to Participant as severance in the event of a Change of Control, taking into account all cash severance payments, shares of stock, accelerated vesting of stock options, and bonuses, if any (such payments being the "SEVERANCE PAYMENT"), is found to constitute "an excess parachute payment" within the meaning of then Anchor Gaming will pay to Participant, in addition to the compensation paid as the Severance Payment, an additional amount (the "additional amount") which, after reduction for income taxes and excise taxes on the additional amount, is sufficient to provide for the payment of any excise tax that may be due by Participant on the Severance Payment.

    3.  RESTRICTIONS ON TRANSFER. The Option may not be sold or otherwise transferred and is exercisable only by Participant during Participant's lifetime unless the transfer is by will or the laws of descent and distribution upon Participant's death. Anchor Gaming is not obligated to recognize any purported sale or other transfer of the Option or any Purchased Stock in violation of this Section 3 and, unless it elects to do otherwise, may treat any such purported sale or transfer as null, void, and of no effect.

    4.  RIGHTS TO BUY BACK PURCHASED STOCK AND TO REQUIRE PAYBACK OF CERTAIN PROFITS.

      (a) If Participant has engaged in any conduct prohibited by SECTION 5, Anchor Gaming will have the right as its sole remedy under this Agreement (and not in limitation of Anchor Gaming's rights under any other agreement) exerciseable until the expiration of 395 days after termination of employment (i) to cancel any unexercised Option, whether or not vested, and to buy back from Participant any shares of Purchased Stock then owned by Participant, at a purchase price equal to the price per share paid by Participant for the shares, and (ii) to require Participant to pay back to Anchor Gaming in cash the Net Investment Proceeds with respect to any shares of Purchased Stock sold or otherwise transferred by Participant.

      (b) Whenever Anchor Gaming has a right to buy back shares of Purchased Stock or to require Participant to pay back to Anchor Gaming Participant's Net Investment Proceeds with respect to any shares of Purchased Stock under this SECTION 4, Anchor Gaming may exercise its right by notifying Participant or the subsequent holder of Anchor Gaming's election to exercise its right within the designated exercise period. In the case of a buyback under SECTION 4(a), the giving of such notice will give rise to an obligation on the part of Participant or the subsequent holder to tender to Anchor Gaming, within 10 days, any previously issued certificate representing shares of Purchased Stock to be bought back, duly endorsed in blank or having a duly executed stock power attached in proper form for transfer free and clear of any claim by any other person or entity. If any such certificate is not tendered within 10 days, Anchor Gaming may cancel any outstanding certificate representing shares to be bought back. Anchor Gaming is required to tender the purchase price for shares to be bought back under this SECTION 4 within 20 days of giving notice of its election to exercise its right to buy back shares. If the person from whom the shares are to be bought back has not complied with an obligation to return a certificate representing shares to be bought back, however, Anchor Gaming is not required to tender the purchase price until 20 days after the certificate is duly returned or 20 days after it cancels the certificate, whichever occurs first.

      (c) The provisions of this SECTION 4 will expire on the occurrence of a Change of Control.

    5.  COMPETITION AND NON-DISCLOSURE. Participant acknowledges that: (i) in the course and as a result of employment with the Company, Participant will obtain special training and knowledge and will come in contact with the Company's current and potential customers, which training, knowledge, and contacts would provide invaluable benefits to competitors of the Company; (ii) the Company is continuously developing or receiving Confidential Information, and that during Participant's employment he or she will receive Confidential Information from the Company, its customers and suppliers and special training related to the Company's business methodologies; and (iii) Participant's employment by Company creates a relationship of trust that extends to all Confidential Information that becomes known to Participant. Accordingly, and as a material inducement to Anchor Gaming to grant this Option to Participant and other good and valuable consideration, Participant agrees that Anchor Gaming will be entitled, as its sole remedy under this Agreement, to terminate all rights to exercise the Option and to exercise the rights specified in SECTION 4 if Participant does any of the following without the prior written consent of the Company:

      (a) while employed by the Company or within one year thereafter:

         (i) directly or indirectly engages in, owns or controls an interest in (except as to those investments held at the effective date of this agreement or as a passive investor in publicly held companies, i.e., Participant and Participant's spouse or lineal descendants do not own of record, or beneficially, an aggregate of more than two percent (2%) of any class of outstanding securities) or acts as an officer, director, or employee of, or consultant or adviser to, any firm, corporation, institution or entity, directly or indirectly in competition with or engaged in a business substantially similar to that of the Company in the United States or in any foreign country in which the Company during the term of the Participant's employment sold, marketed, provided or solicited to sell, market or provide products or services, including the development, manufacture, sale or marketing of products, services, devices, instruments, methods or techniques (or any related services or activities) similar to any products, services, devices, instruments, methods or techniques that the Company was engaged in the development of, manufacturing, selling, or marketing, or had under consideration to do the same (whether or not such products, devices, instruments, methods or techniques or the technology related thereto were obtained from Participant), during the term of the Participant's employment with the Company;

        (ii) solicits or performs services in any manner that the Board of Directors reasonably and in good faith determines, after request by the Participant, is detrimental to the business or financial condition of the Company, as an employee, independent contractor, or otherwise, for any person or entity (including any affiliates or subsidiaries of that person or entity) that is or was a customer or prospect of the Company during the six months before Participant's employment with the Company ended if Participant solicited business from or performed services for that customer or prospect while employed by the Company; or

        (iii) recruits, hires, or assist, directly or indirectly, anyone to recruit or hire anyone who was an employee of the Company, within the six months before Participant's employment with the Company ended; or

      (b) discloses or uses any Confidential Information, except in connection with the good faith performance of Participant's duties as an employee; or fails to take reasonable precautions against the unauthorized disclosure or use of Confidential Information; fails, upon Anchor Gaming' request, to execute and comply with a third party's agreement to protect its confidential and proprietary information; solicits or induces the unauthorized disclosure or use of Confidential Information; or fails to return on Anchor Gaming's request any and all Confidential Information in the Participant's care, custody, or control.

    The existence of any claim or cause of action of Participant against the Company, whether predicated on this Agreement or otherwise, will not constitute a defense of the Company's enforcement of the covenants set forth in this SECTION 5. The Participant hereby submits to the jurisdiction of the courts of the State of Nevada and federal courts therein for the purposes of any actions or proceedings instituted by the Company to obtain such injunctive relief. Participant further acknowledges and agrees that the obligations contained in SECTION 5 of this Agreement are fair, do not unreasonably restrict Participant's further employment and business opportunities, and are commensurate with the compensation arrangements set out in this Agreement. The covenants contained in SECTION 5 will each be construed as an Agreement independent of any other provision of this Agreement. Both parties intend to make the covenants of SECTION 5 binding only to the extent that it may be lawfully done under existing applicable laws.

    If any court of competent jurisdiction finds any provision of this SECTION 5 to be unreasonable as to substantive scope, duration or geographic scope, then the Participant expressly agrees that, at Anchor's sole discretion, and in addition to any other remedies at law or equity that may be available to Anchor Gaming: (i) such provision will be considered to be amended to provide the broadest scope of protection to the Company that such court would find reasonable and enforceable or (ii) Anchor Gaming may require that this Agreement be rescinded.

    This SECTION 5 of this Agreement will survive either termination of the employment relationship or termination of this Agreement for the full period set forth in this SECTION 5.

    6.  COMPLIANCE WITH SECURITIES LAWS. Participant agrees that neither Participant nor any successor in interest of Participant will sell or otherwise transfer the Option or any shares of Purchased Stock in any way that might result in a violation of any federal or state securities laws or regulations. Participant acknowledges and agrees that Anchor Gaming may require Participant or any subsequent holder of the Option or of any shares of Purchased Stock to provide Anchor Gaming, prior to any sale or other transfer, with such other representations, commitments, and opinions regarding compliance with applicable securities laws and regulations as Anchor Gaming may deem necessary or advisable. Anchor Gaming agrees to use its best efforts to cause a registration statement covering resales of the Purchased Shares to be filed with the Securities and Exchange Commission and to be effective, and to list the Purchased Shares on Nasdaq and any other securities exchange on which the common stock of Anchor Gaming is listed for trading.

    7.  STOCK CERTIFICATES; RIGHTS AS SHAREHOLDER. All certificates representing shares of Purchased Stock will bear such legends as the Board determines are necessary or appropriate. Whether or not certificates representing shares of Purchased Stock have been issued or delivered, Participant will have all the rights of a shareholder of Purchased Stock, including voting, dividend and distribution rights, with respect to shares of Purchased Stock owned by Participant. Participant will not have any rights as a shareholder with respect to any shares of Common Stock subject to the Option before the date of issuance to Participant of shares upon exercise of the Option.

    8.  INCOME TAX WITHHOLDING. Participant will, upon request by the Company, reimburse the Company for, or the Company may withhold from sums or property otherwise due or payable to Participant, any amounts the Company is required to remit to applicable taxing authorities as income tax withholding with respect to the Option or any Purchased Stock. If shares of Purchased Stock are withheld for such purpose, they will be withheld at Market Value. If Participant fails to reimburse the Company for any such amount when requested, the Company has the right to recover that amount by selling or canceling sufficient shares of any Purchased Stock held by Participant.

    9.  COMPLIANCE WITH PLANS. Participant acknowledges receipt of a copy of the 2000 Plan and the 1995 Plan and further acknowledges that this Agreement is entered into, and the Option is granted, pursuant to the applicable Plan. If the provisions of such Plans are inconsistent with the provisions of this Agreement, the provisions of such Plans supersede the provisions of this Agreement.

    10. NOTICES. Any notice to Anchor Gaming or the Company that is required or permitted by this Agreement will be addressed to the attention of the Secretary of Anchor Gaming at its principal office. Any notice to Participant that is required or permitted by this Agreement will be addressed to Participant at the most recent address for Participant reflected in the appropriate records of the Company. Either party may at any time change its address for notification purposes by giving the other written notice of the new address and the date upon which it will become effective. Whenever this Agreement requires or permits any notice from one party to another, the notice must be in writing to be effective and, if mailed, will be deemed to have been given on the third business day after the same is enclosed in an envelope, addressed to the party to be notified at the appropriate address, properly stamped, sealed, and deposited in the United States mail, and, if mailed to the Company, by certified mail, return receipt requested.

    11. REMEDIES. Anchor Gaming is entitled, in addition to any other remedies it may have at law or in equity, to temporary and permanent injunctive and other equitable relief to enforce the provisions of this Agreement. Any action to enforce the provisions of, or relating to, this Agreement may be brought in the state or federal courts having jurisdiction in the State of Nevada. By signing this Agreement, Participant consents to the personal jurisdiction of such courts in any such action.

    12. ASSIGNMENT. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective heirs, personal representatives, successors, and assigns. However, Participant does not have the power or right to assign this Agreement without the prior written consent of Anchor Gaming.

    13. ATTORNEYS' FEES. If any legal proceeding is brought to enforce or interpret the terms of this Agreement, the prevailing party will be entitled to reasonable attorneys' fees, costs, and necessary disbursements in addition to any other relief to which that party may be entitled.

    14. SEVERABILITY. If any provision of this Agreement is held invalid or unenforceable for any reason, the validity and enforceability of all other provisions of this Agreement will not be affected.

    15. HEADINGS. The section headings used herein are for reference and convenience only and do not affect the interpretation of this Agreement.

    16. GOVERNING LAW. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEVADA, WITHOUT REGARD TO THE CHOICE OF LAW RULES IN SUCH LAW OR ANY OTHER PRINCIPLE THAT COULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

    17. ENTIRE AGREEMENT. This Agreement, together with the 1995 Plan and the 2000 Plan, as applicable, and any procedure adopted by the Board or the Committee under the Plan, constitutes the entire agreement between the parties with respect to its subject matter and may be waived or modified only in writing.

    IN WITNESS WHEREOF, and intending to be legally bound hereby, Participant and a duly-authorized representative of Anchor Gaming have executed this Agreement as of the date first above written.

PARTICIPANT	ANCHOR GAMING

/s/ T. J. Matthews	By:	/s/ Geoffrey A. Sage
Signature
	Title:	CFO
T. J. Matthews Printed Name

CONSENT OF SPOUSE

    As the spouse of Participant, I consent to be bound by this Stock Option Agreement and agree that this consent will be binding on my interest under this Agreement and on my heirs, legatees, and assigns.

/s/ Carolyn Sue Matthews Signature

Carolyn Sue Matthews Printed Name

ATTACHMENT A

EXECUTIVE STOCK OPTION AGREEMENT

1.	Exercise Price:	$71.875 per Share.
2.	Number of Options granted:	120,000
3.	Expiration Date:	As defined in SECTION 1(d) of this Agreement.
4.	Vesting Schedule:

Twenty percent (20%) of the Number of Options granted specified in Item 2 above will Vest upon closing of the transactions contemplated by the Stock Purchase Agreement dated as of September 24, 2000 between Anchor Gaming and the Fulton Parties named therein. Thereafter, beginning on March 31, 2001, 5% of the Number of Options granted specified in Item 2 above will vest, and 5% will vest on each subsequent June 30, September 30, December 31 and March 31, until all Options have vested.

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  EXHIBIT 10.19
  EXHIBIT A
Consent & Release Form Drug Testing Pre-Employment, Reclassification/Promotion
  EXHIBIT B
  EXHIBIT C
ANCHOR GAMING EXECUTIVE STOCK OPTION AGREEMENT
RECITALS
CONSENT OF SPOUSE
  ATTACHMENT A
EXECUTIVE STOCK OPTION AGREEMENT